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                                                                       Exhibit 5

           [LETTERHEAD OF Akin, Gump, Strauss, Hauer & Feld, L.L.P.]



                                 April 5, 2001


Westport Resources Corporation
410 Seventeenth Street, Suite 2300
Denver, Colorado 80202

Ladies and Gentlemen:

       We have acted as special counsel to Westport Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,110,813 shares (the "Company Shares") of the Company's common stock, par value $0.01 per share, to be issued under the Westport Resources Corporation 2000 Stock Incentive Plan, which plan includes options granted under its predecessor plans, the Westport Resources Corporation Directors' Stock Option Plan and the Westport Resources Corporation 2000 Stock Option Plan (collectively, the "Incentive Plan").

       We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

       Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Company Shares are issued and delivered as described in the Incentive Plan, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

       The opinions and other matters in this letter are qualified in their entirety and subject to the following:
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Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Westport Resources Corporation
April 5, 2001
Page 2

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of (i) the Federal Laws of the United States of America or (ii) the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                 Sincerely,


                                 /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                 AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P